Exhibit 99.5

FIRST NIAGARA FINANCIAL GROUP, INC.

726 EXCHANGE STREET, SUITE 618

BUFFALO, NY 14210

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION:

To vote and/or attend the meeting, go to “shareholder meeting registration” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST NIAGARA FINANCIAL GROUP, INC.
The Board of Directors recommends you vote FOR proposals 1, 2 and 3.	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated as of October 30, 2015, by and between KeyCorp and First Niagara (the “Merger Proposal”).	☐	☐	☐

2. To approve, on a non-binding, advisory basis, the compensation to be paid to First Niagara’s named executive officers that is based on or otherwise relates to the merger.	☐	☐	☐

3. To approve one or more adjournments of the First Niagara special meeting, if necessary or appropriate to permit further solicitation of proxies in favor of the Merger Proposal.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon any other matters that are properly brought by or at the direction of the Board of Directors before the Special Meeting and at any adjournments or postponements thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders.

The joint proxy statement/prospectus is available at: www.proxyvote.com.

FIRST NIAGARA FINANCIAL GROUP, INC.

SPECIAL MEETING OF STOCKHOLDERS [●], 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary M. Crosby and Gregory W. Norwood, and each of them, as proxies for the undersigned, each with the power to appoint his substitute, and hereby authorizes them to attend the Special Meeting of Stockholders of First Niagara Financial Group, Inc. (the “Special Meeting”) to be held at [●] on [●], 2016 at [●] local time, and at any adjournments or postponements thereof, to vote, as designated on the reverse side, all of the shares that the undersigned is entitled to vote at the Special Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Special Meeting. The undersigned hereby acknowledges receipt of the joint proxy statement/prospectus and revokes any proxy heretofore given with respect to the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS DIRECTION IS GIVEN TO THE CONTRARY, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS OR MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side